UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2021 (July 27, 2021)

ALPHA PARTNERS TECHNOLOGY MERGER CORP.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-253221	98-1581691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Empire State Building 20 West 34th Street, Suite 4215 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-4480

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares included as part of the Units, par value $0.0001 per share	APTM	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	APTMW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to acquire one Class A ordinary share	APTMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2021, Alpha Partners Technology Merger Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-third of one warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000. The underwriters in the IPO have an option to purchase up to 3,750,000 additional Units for a period of 45 days from the date of the IPO. Further, in connection with the IPO, the Company entered into the following agreements previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-253221) for the IPO, initially filed with the U.S. Securities and Exchange Commission on February 17, 2021, as amended (the “Registration Statement”):

•	an Underwriting Agreement, dated July 27, 2021, by and among the Company and Citigroup Global Markets Inc., as representative of the underwriters named therein;

•	a Warrant Agreement, dated July 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

•	an Investment Management Trust Agreement, dated July 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee;

•	a Registration and Shareholder Rights Agreement, dated July 27, 2021, by and among the Company, Alpha Partners Technology Merger Sponsor LLC (the “Sponsor”), and certain security holders of the Company;

•	a Private Placement Unit Purchase Agreement, dated July 27, 2021, between the Company and the Sponsor (the “Private Placement Unit Purchase Agreement”);

•	an Administrative Services Agreement, dated July 27, 2021, by and between the Company and the Sponsor; and

•	a Letter Agreement, dated July 27, 2021, by and among the Company, the Sponsor and each of the officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company completed the private sale of an aggregate of 800,000 units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $8,000,000 (the “Private Placement”). The Private Placement Units are identical to the Units sold as part of the Units in the IPO, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2021, in connection with the IPO, Scott Grimes, John Rice, Marcie Vu and Tracy R. Wolstencroft (the “Directors”) were appointed to the board of directors of the Company (the “Board”). The Directors are independent directors. Effective July 27, 2021, Marcie Vu, Scott Grimes and John Rice were appointed to the Board’s Audit Committee, with Marcie Vu serving as chair of the Audit Committee. Effective July 27, 2021, Scott Grimes, Tracy Wolstencroft and John Rice were appointed to the Board’s Compensation Committee, with Scott Grimes serving as chair of the Compensation Committee. Effective July 27, 2021, Tracy R. Wolstencroft, Marcie Vu and John Rice were appointed to the Board’s Nominating and Corporate Governance Committee, with Tracy R. Wolstencroft serving as chair of the Nominating and Corporate Governance Committee.

Following the appointment of the Directors, the Board is comprised of the following three classes: the term of office of the first class of directors, Class I, consisting of John Rice, Marcie Vu and Scott Grimes, will expire at the Company’s 2022 Annual General Meeting; the term of office of the second class of directors, Class II, consisting of Matthew R. Krna and Tracy R. Wolstencroft, will expire at the Company’s 2023 Annual General Meeting; and the term of office of the third class of directors, Class III, consisting of Michael D. Ryan and Stephen Brotman, will expire at the Company’s 2024 Annual General Meeting.

On July 27, 2021, in connection with their appointments to the Board, each Director entered into the Letter Agreement as well as an indemnity agreement with the Company, in each case copies of which are attached as Exhibit 10.5 hereto and Exhibit 10.4 to the Registration Statement, respectively.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, copies of which are attached as Exhibit 10.5 hereto and Exhibit 10.4 to the Registration Statement, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Memorandum and Articles of Association.

On July 27, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

A total of $250,000,000 of the net proceeds from the IPO and the Private Placement, including $8,750,000 of the underwriters’ deferred discount, was placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of all of the Company’s public shares if it has not consummated an initial business combination within 24 months from the closing of this offering, and (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A Ordinary Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A Ordinary Shares or pre-initial business combination activity.

On July 27, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement by and among the Company and Citigroup Global Markets Inc. as representative of the underwriters named therein.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.2	Registration and Shareholder Rights Agreement among the Company, the Sponsor and the security holders signatory thereto.

10.3	Private Placement Unit Purchase Agreement between the Company and the Sponsor.

10.4	Administrative Services Agreement between the Company and the Sponsor.

10.5	Letter Agreement between the Company, the Sponsor and each director and officer of the Company.

99.1	Press Release, dated July 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2021

ALPHA PARTNERS TECHNOLOGY MERGER CORP.

By:	/s/ Matt Krna
Matt Krna
Chief Executive Officer